POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. J. Ayers, Jr., and William W. Traynham, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                 Signature                                     Title                                  Date

s/E. J. Ayers, Jr.                            Chief Executive Officer                           May 17, 1999
---------------------------------------       Officer
E. J. Ayers, Jr.

s/William W. Traynham                         President and Chief Financial Officer             May 17, 1999
---------------------------------------
William W. Traynham

s/Alvis J. Bynum                              Director                                          May 17, 1999
---------------------------------------
Alvis J. Bynum

s/Martha Rose C. Carson                       Director                                          May 17, 1999
---------------------------------------
Martha Rose C. Carson

s/Anna O. Dantzler                            Director                                          May 17, 1999
---------------------------------------
Anna O. Dantzler

s/J. M. Guthrie                               Director                                          May 17, 1999
---------------------------------------
J. M. Guthrie

s/Richard L. Havekost                         Director                                           May 17, 1999
---------------------------------------
Richard L. Havekost

s/Phil P. Leventis                            Director                                          May 17, 1999
---------------------------------------
Phil P. Leventis

s/Jesse A. Nance
---------------------------------------       Director                                          May 17, 1999
Jesse A. Nance

s/William H. Nock                             Director                                          May 17, 1999
---------------------------------------
William H. Nock

s/Samuel F. Reid, Jr.                         Director
----------------------------------------                                                        May 17, 1999
Samuel F. Reid, Jr.

J. Otto Warren, Jr.                           Director                                          May 17, 1999
---------------------------------------
J. Otto Warren, Jr.

                                              Director                                          May __, 1999
---------------------------------------
Wm. Reynolds Williams

s/Michael A. Wolfe                            Director                                          May 17, 1999
---------------------------------------
Michael A. Wolfe
